UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2005

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, MoneyGram International, Inc. ("MoneyGram") entered into a $350,000,000 Amended and Restated Credit Agreement with the lenders named in the agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association and Bank of America, N.A., as Co-Syndication Agents, and KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Runners (the "Amended Credit Agreement"). The Amended Credit Agreement amends and replaces in its entirety MoneyGram’s $350,000,000 Credit Agreement dated June 29, 2004. The Amended Credit Agreement provides for a $100 million term loan and a $250 million revolving credit facility. The credit facility may, under the Amended Credit Agreement, be increased to $500 million under certain circumstances. The Amended Credit Agreement extends the term of the credit facility from June 2008 to June 2010. In addition, under the Amended Credit Agreement, certain limitations are eliminated with regard to the declaration of dividends and stock buybacks. The dollar value of permissible acquisitions without the consent of the lenders was also increased. A copy of the Amended Credit Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On June 30, 2005, MoneyGram granted to Robert H. Bohannon, in consideration of his service as Chairman of MoneyGram’s Board of Directors, 50,000 shares of restricted MoneyGram common stock. Fifty percent of the shares vest on the date of grant and the remaining fifty percent of the shares vest on the date of MoneyGram’s 2006 annual meeting of stockholders. The grant is subject to forfeiture, non-compete and termination provisions. A copy of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan Restricted Stock Agreement relating to Mr. Bohannon’s grant is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2005, MoneyGram notified Viad Corp ("Viad") of its election to terminate certain services provided by Viad to MoneyGram under the Interim Services Agreement, dated as of June 30, 2004, by and between Viad and MoneyGram (the "Agreement"), which was entered into in connection with the June 30, 2004 spin-off of MoneyGram from Viad. As permitted under the Agreement, the services terminated by MoneyGram include services related to taxation, corporate secretarial, accounting and finance, certain employee benefits, compensation and human resources, health and welfare benefit plans, and internal audit function. In accordance with the terms of the Agreement, the services will terminate effective 90 days following the first anniversary of the Agreement, and MoneyGram will pay to Viad the corresponding pro rata portion of the fees for the terminated services through such effective date. The remaining terms of the Agreement, including those providing for Viad to provide certain other services to MoneyGram, will continue in effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

July 5, 2005	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	$350,000,000 Amended and Restated Credit Agreement, dated as of June 29, 2005, with the lenders named in the agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association and Bank of America, N.A., as Co-Syndication Agents, and KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Runners
99.2	MoneyGram International, Inc. 2005 Omnibus Incentive Plan Restricted Stock Agreement, effective June 30, 2005